Exhibit 10.10
EMPLOYMENT AGREEMENT
This AGREEMENT is entered as of October 23, 2021 (“Effective Date”) between MicroTransponder Inc., a Delaware corporation (the “Company”), and Nelson Bunker Curnes (“Employee”).
W I T N E S S E T H :
WHEREAS, the Company desires that Employee be employed with the Company, and Employee desires to be so employed by the Company, upon the terms and conditions herein set forth.
NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:
1)EMPLOYMENT.
The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the office of CFO; provided, however, the Company may change Employee’s title at any time in its sole discretion.
2)TERM.
The term of employment under this Agreement shall begin on the Effective Date and shall continue until terminated by the Company or the Employee. Employee’s employment with the Company is at will. “At will” is defined as allowing either the Employee or the Company to terminate the Agreement at any time, with or without cause, and with or without notice.
Following termination of Employee’s employment, the Employee shall be entitled to only (a) the accrued Base Salary though the date of termination and (b) any expenses accrued pursuant to Section (4) of this Agreement through the date of termination.
3)COMPENSATION.
As compensation for the employment services to be rendered by Employee hereunder, including all services as an officer, employee, or director of the Company and any of its subsidiaries, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept
a)$240,000 (“Base Salary”) payable in equal installments in accordance with Company practice; and
The Company shall deduct or withhold from compensation any and all sums required for federal income and social security taxes, as well as all state or local taxes now applicable to Employee or Company in the future.

4)EXPENSES.
The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses that may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with such restrictions and shall keep such records as the Company may deem necessary to meet the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.
5)OTHER BENEFITS.
a)Employee shall be entitled to a vacation allowance of not less than five (5) weeks per annum. Unused annual vacation may not be carried over to other years except that with the consent of the President. The Employee may carry over unused vacation in those instances in which Employee has been unable to utilize fully his annual vacation entitlement due to exigencies of Company business matters and needs.
b)Employee shall be entitled to participate in the Company’s 401k plan subject to the terms of the plan, including the eligibility provisions with respect thereto. The Company has the right to terminate the plan at any time.
c)Employee shall also be entitled to corporate holidays set by the Company.
6)DUTIES.
a)Employee shall perform the duties and functions of CFO and will perform such services as the Company shall from time to time assign and Employee shall comply in the performance of such duties and functions with the policies of the Board of Directors.
b)Nothing in this Section 6 shall be construed to prevent Employee from investing or trading in non-conflicting investments as he sees fit for his own account, including real estate, stocks, bonds, securities, commodities or other forms of investments.
7)REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.
a)Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or under standings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder or requiring him to perform employment, consulting, business related or similar duties for any other person.
8)NON-INTERFERENCE.
Employee agrees that for a period of one year following the termination of Employee’s employment hereunder, Employee shall not, directly or indirectly, request or cause any collaborative partners, universities, governmental agencies, contracting parties, suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee of the Company.
9)NON-COMPETITION.
a)Employee hereby agrees that during the course of his Service, and for a period of (1) twelve (12) months immediately following (a) the termination of his Service for Cause or (b) Employee’s resignation from Service without Good Reason, or (2) twelve (12) months from the date of any court order enforcing all or part of this Agreement, whichever is later, Employee will not, either directly or indirectly, (i) act or agree to act as an advisor, agent, consultant, director, employee, officer, partner, proprietor or otherwise of, (ii) own or acquire any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended) or (iii) participate in the organization, financing, operation, management or control of, any person, corporation, firm, or other entity that competes with, or that is planning to compete with, the Business in the Territory.
b)For purposes of this Agreement, “Business” shall mean any of the activities of research, development, marketing, licensing or commercialization of neurostimulation therapies that utilize vagus nerve stimulation.
c)For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s consent: (A) a material reduction of Employee’s duties or responsibilities, relative to Employee’s duties or responsibilities as in effect immediately prior to such reduction; (B) a reduction of more than 5% in the Employee’s Base Salary as in effect immediately prior to such reduction, calculated on an annual basis; (C) a material reduction by the Company in the kind or level of employee benefits to which the Employee was entitled immediately prior to such reduction, with the result that Employee’s overall benefits package is materially reduced; or (D) the relocation of Employee to a facility or a location more than fifty (50) miles from Employee’s then present location.
d)For purposes of this Agreement, “Cause” shall mean: (A) Employee’s continued failure to substantially perform the principal duties and obligations of Employee’s position with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied within ten (10) business days after receipt of written notice from the Company; (B) any willful act of personal dishonesty, fraud or misrepresentation taken by Employee which was intended to result in substantial gain or personal enrichment of Employee at the expense of the Company; (C) Employee’s conviction of a felony or a plea of nolo contendere to a felony charge under the laws of the United States or any State; or (D) Employee’s willful breach of the terms of Section 11 of this Agreement. For the purposes of this subsection 9(d), no act or failure to act shall be considered “willful” unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company. The Board of Directors (excluding Employee if Employee is at such time a member of the Board) shall make all determinations relating to termination, including without limitation any determination regarding Cause.
e)For purposes of this Agreement, “Service” shall mean the period during which Employee is engaged as an employee of the Company.
f)For purposes of this Agreement, “Territory” shall mean (i) all counties in the State of Texas, (ii) all other states of the United States of America, (iii) the European Union, (iv) Asia, and (v) all other countries of the world in which the Company is then engaged in business. In particular, “Territory” shall include such geographic areas in which (I) the Company’s products and services are then deployed, (II) the Company then has a customer or (III) the Company then has operations or otherwise targets sales and marketing activities or conducts or has plans to conduct business during the course of Employee’s employment.
10)INVENTIONS AND DISCOVERIES.
a)Insofar as it is related to the business activities and products of the Company (or its affiliates) or developed using the Company’s equipment, supplies, facilities, or trade secrets or results from work performed on behalf of the Company, Employee shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods, business names, trade names, logos (whether copyrightable, patentable, subject to trademark, or otherwise) made, received, conceived, acquired or written during the term of this Agreement (collectively the “Subject Matter”).
b)Employee hereby assigns to the Company, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company. Employee shall assist the Company in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice and at mutually convenient times, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter; provided, however, that Employee shall be compensated in a timely manner at the rate of $200.00 per hour, plus out-of-pocket expenses incurred in rendering such assistance or giving or preparing to give such testimony if it is required after termination of his employment hereunder.
Any patentable invention relating to the Company’s business and disclosed by Employee prior to the first anniversary of the effective date of Employee’s termination of employment shall be deemed to be governed by the terms of this Section 10 unless proven by Employee to have been first conceived and made after such termination date.

11)NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.
a)Employee shall not, during the term of this Agreement, or at any time following termination of this Agreement, directly or indirectly, disclose or make accessible (other than as is required in the regular course of his duties, including, without limitation, disclosures to the Company’s advisors and consultants,) or as may be required by law or regulation or pursuant to a judicial proceeding (in which case Employee shall give the Company prior written notice of such required disclosure) or with the prior written consent of the Board of Directors of the Company), to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment or the rendering of his advisory or consulting services hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this Section 11(a) by Employee.
b)All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company, and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee’s employment with the Company, all such documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee’s possession or control shall be returned and left with the Company.
12)SPECIFIC PERFORMANCE AND ADEQUATE COMPENSATION.
a)Employee agrees that if he breaches, or threatens to commit a breach of, any of the provisions of Sections 8, 9, 10 and 11 (the “Restrictive Covenants”), the Company shall have, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, the right to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Notwithstanding the foregoing, nothing herein shall constitute a waiver by Employee of his right to contest whether a breach or threatened breach of any Restrictive Covenant has occurred.

b)Employee agrees that the Employee’s compensation is adequate with respect to his Agreement with respect to Sections 8, 9, 10, 11, and 12 of this Agreement and acknowledges his Agreement with respect to these provisions was a significant and necessary part of the Company’s willingness to enter into this Agreement.
13)AMENDMENT OR ALTERATION.
No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.
14)GOVERNING LAW AND VENUE.
This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might otherwise refer to the substantive law of another jurisdiction, and in any disputes arising under this Agreement venue shall exist exclusively in Dallas, Texas, either in the federal or State courts as applicable.
15)SEVERABILITY.
The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, by a court of competent jurisdiction, such court shall exercise discretion in reforming the provisions of this Agreement to the end that Employee shall be subject to provisions and restrictions which are enforceable under the circumstances and closest to the covenants set forth herein.
16)NOTICES.
Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing and (ii) personally delivered or mailed, by prepaid, certified mail or overnight courier, or transmitted by electronic mail transmission, to the party to whom such notice or communication is directed, to the mailing address or electronic mail address of such party as follows:
To MicroTransponder Inc.
2802 Flintrock Trace, Suite 226
Attention:
Email:
To Nelson Bunker Curnes
Attention:
Email:

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication is sent by overnight courier, or (iv) the day such notice or communication is faxed or sent electronically. A party may, for purposes of this Agreement, change his, her or its address, email address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other party pursuant to this Section 16.
17)WAIVER OR BREACH.
It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.
18)ENTIRE AGREEMENT AND BINDING EFFECT.
This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, with respect to the subject matter hereof.
19)SURVIVAL.
The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.
20)FURTHER ASSURANCES.
The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.
21)HEADINGS.
The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MicroTransponder Inc.

By	/s/ Thomas Jordan Curnes II
Name: Thomas Jordan Curnes II
Title: President

Employee

/s/ Nelson Bunker Curnes
Name: Nelson Bunker Curnes